UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2017 (February 1, 2017)
GIBRALTAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22462	16-1445150
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)
3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York 14219-0228
(Address of principal executive offices) (Zip Code)
(716) 826-6500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
Item 9.01 Financial Statements and Exhibits	4
SIGNATURE	5
EX - 10.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 1, 2017, the Compensation Committee of the Board of Directors of Gibraltar Industries, Inc. (the “Company’) approved a grant of equity awards to the Company’s Chief Executive Officer and further approved a change to the terms of the Performance Share Unit awards (PSUs) issued to the Company’s executive officers.

The change to the terms of the PSUs provides for settlement of the PSUs in shares of the Company’s common stock rather than in cash. This change was made to increase shareholdings among the executive officers, better align their interests with those of the Company’s shareholders, and reduce earnings volatility driven by liability-based accounting required with cash settled awards.

The awards, which cliff vest in February 2020, were issued to the Chief Executive Officer to more closely align executive compensation to the total return realized by the Company’s stockholders, reward continued improvement in the Company’s performance, recognize the transformational results achieved during 2016, provide the CEO with additional performance based equity compensation to better align with our peer companies compensation practices and to act as a retention tool. This alignment of interests is achieved through the use of performance stock units that are earned based on the Company’s total shareholder return (“TSR”) relative to the TSR of the companies included in the S&P Small Cap Industrial Sector (the “Index”), through the use of stock options, and with restricted stock units.

The awards to the Chief Executive Officer, issued under the Gibraltar Industries, Inc. 2015 Equity Incentive Plan (‘Plan”), are described below.

Award of Performance Units

On February 1, 2017, twenty thousand (20,000) Performance Share Units were issued to the Company’s Chief Executive Officer. These Performance Share Units will be settled by the issuance of shares of the Company’s common stock to the Recipient. The number of shares to be issued to the recipient will be determined based upon the ranking of the Company’s total shareholder return over a three (3) year performance period compared to the total shareholder return of companies in the Index over such period. No shares will be issued if the Company’s TSR falls below the 40 th percentile of the companies in the Index, the targeted number of shares will be issued if the Company’s TSR for the period is equal to the TSR of the 40 th percentile of the companies in the Index, and a maximum of 150% of the targeted shares will be issued if the Company’s TSR for the period is equal to the TSR of the 90 th percentile of the companies in the Index. The three-year performance period for these awards ends on February 1, 2020.

This description is qualified in its entirety by reference to the terms and conditions of the form of the Performance Share Unit award, a copy of which was originally filed on January 7, 2016.

Award of Non-Qualified Options

On February 1, 2017, Non-Qualified Options to purchase twenty thousand (20,000) shares of the Company’s common stock were issued to the Company’s Chief Executive Officer under the Plan using a form of Non-Qualified Option Award that was filed On January 7, 2016 (the “Non-Qualified Option Award”).

Under the terms of the Non-Qualified Option Award, provided that the recipient is employed by the Company at the end of a three (3) year period ending February 1, 2017, the recipient will have the right to purchase shares of common stock of the Company at a price per share equal to $43.05, the closing price per share of the Company’s common stock on February 1, 2017.

This description is qualified in its entirety by reference to the terms and conditions of the form of the Award of Non-Qualified Option, a copy of which was originally filed on January 7, 2016.

Award of Restricted Units

On February 1, 2017, twenty thousand (20,000) Restricted Stock Units were issued to the Company’s Chief Executive Officer using a form of Restricted Stock Unit Award (the “Restricted Unit Award”).

If the recipient’s employment with the Company is terminated for reasons other than death or disability prior to the expiration of the three (3) year vesting period ending February 1, 2020, the Restricted Stock Units awarded to the recipient will be forfeited.

This description is qualified in its entirety by reference to the terms and conditions of the form of the Restricted Unit Award, a copy of which was filed on January 7, 2016.

Award of Performance Share Units under the Company’s Long Term Incentive Plan

The Compensation Committee of the Company’s Board of Directors has approved a change to the terms of PSUs awarded as part of the Company’s Long Term Incentive Plan to provide for settlement of these PSUs in shares of the Company’s common stock rather than is cash. The number of shares of the Company’s common stock to be issued to a recipient will be determined based upon the Company’s Return on Invested Capital (ROIC), against an ROIC target determined by the Compensation Committee of the Board of Directors.

This description is qualified in its entirety by reference to the terms and conditions of the form of the Performance Unit Award, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(a)-(c)    Not Applicable
    (d)    Exhibits:

Exhibit No.	Description

10.1	Gibraltar Industries, Inc. 2015 Equity Incentive Plan Form of Award of Performance Units

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIBRALTAR INDUSTRIES, INC.
Date: February 3, 2017
	By:	/s/ Timothy F. Murphy
Timothy F. Murphy
Vice President, Treasurer and Secretary